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As filed with the Securities and Exchange Commission on May 9, 2016

Registration No. 333-209389

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	46-2488594 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
George J. Vlahakos
Andrews Kurth LLP
1717 Main Street
Suite 3700
Dallas, Texas 75201

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 9, 2016

PROSPECTUS

Ashford Hospitality Prime, Inc.

2,600,000 Shares
Series B Preferred Stock

200,000 Shares
Common Stock

        This prospectus relates to the resale from time to time of up to (i) 2,600,000 shares of our 5.50% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), which were issued to the selling stockholders named in this prospectus in exchange for an equal number of shares of our 5.50% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") originally sold to such selling stockholders (the "selling stockholders") in a private placement conducted in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), (ii) an undetermined number of shares of common stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Common Stock") and (iii) 200,000 shares of common stock sold to the selling stockholders in a private placement in reliance on Regulation D under the Securities Act (the "Regulation D Common Stock" and, together with the "Conversion Common Stock" and the Series B Preferred Stock, the "Securities").

        The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Securities on any stock exchange, market or trading facility on which such Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        We will not receive any proceeds from any sale or disposition of the Securities registered hereunder that are sold by the selling stockholders named herein. The selling stockholders will receive all of the net proceeds from the sale or disposition of such Securities, or interests therein, and pay all selling commissions, if any, applicable to any sale. However, we will pay certain registration expenses in connection with any such offerings.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "AHP." On May 6, 2016, the last reported sale price of our common stock on the NYSE was $12.21 per share. The Series B Preferred Stock is traded on the NYSE under the symbol "AHP-B." On May 6, 2016, the last reported sale price of the Series B Preferred Stock on the NYSE was $19.74 per share.

        Investing in our common stock and our preferred stock involves risk. See "Risk Factors" beginning on page 7 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus may sell certain of the Securities from time to time. This prospectus provides you with a general description of the Securities that any selling stockholder may offer. When a selling stockholder sells the Securities under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or the accompanying prospectus supplement. See "Incorporation of Certain Information by Reference." Any information in any accompanying prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information contained or incorporated by reference into in this prospectus and any accompanying prospectus supplement. Neither we nor any of the selling stockholders named herein have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or shares are sold pursuant to the prospectus at a later date. Since the date of this prospectus, our business, financial condition, results of operations or prospects may have changed.

        This prospectus and the documents incorporated by reference herein contain registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott International®, Hilton Worldwide®, Sofitel® and Accor®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer of the Securities described herein. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the Securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus, in the documents incorporated by reference herein or otherwise disseminated in connection with the offer or sale of the Securities offered hereby.

        When used in this prospectus, the terms "our company," "we," "us," "our" or "Ashford Prime" refer to Ashford Hospitality Prime, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, which we refer to as "our operating partnership" or "Ashford Prime OP." Additionally, other terms that we use throughout this prospectus are defined as follows:

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  "ADR" means average daily rate and is calculated by dividing total hotel rooms revenues by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. We use ADR to assess the pricing levels that we are able to generate.

  •
  "Ashford LLC" means Ashford Hospitality Advisors LLC, a Delaware limited liability company and controlled subsidiary of Ashford Inc., an affiliate of Ashford Trust ("Ashford Inc." and, together with Ashford LLC, the "Advisor").

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  "Ashford Trust" means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited.

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  "Ashford Hospitality Limited Partnership," a Delaware limited partnership and Ashford Trust's operating partnership, which we refer to as "Ashford Trust OP."

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  "Gateway market" means, with respect to U.S. markets, any of the 20 most populous metropolitan statistical areas, as estimated by the United States Census Bureau and delineated by the U.S. Office of Management and Budget. With respect to foreign markets, a gateway market means an area that is a general destination or in close proximity to a major transportation hub or business center, such that it serves as a significant entry or departure point to a foreign country or region of a foreign country for business or leisure travelers.

  •
  "High RevPAR," for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research (i.e., anticipated RevPAR of at least $157 for the year ended December 31, 2015).

  •
  "Occupancy" means the total number of hotel rooms sold in a given period divided by the total number of rooms available. Occupancy measures the utilization of our hotels' available capacity. We use occupancy to measure demand at a specific hotel or group of hotels in a given period.

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  "Our TRSs" refers to our taxable REIT subsidiaries, including Ashford Prime TRS Corporation, a Delaware corporation, which we refer to as "Ashford Prime TRS," and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture and one taxable REIT subsidiary that owns the Ritz Carlton St. Thomas hotel.

  •
  "REIT" means real estate investment trust, as defined in Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  •
  "Remington Lodging" means Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, our chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust.

  •
  "RevPAR" means revenue per available room and is calculated by multiplying ADR by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

        References to websites included in this prospectus are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein contain forward-looking statements that are subject to risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

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  our projected operating results and dividend rates;

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  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  market trends;

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  projected capital expenditures;

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  anticipated acquisitions or dispositions; and

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  the impact of technology on our operations and business.

        Forward looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward looking statements are based on reasonable assumptions, taking into account all information currently available to us, our actual results and performance could differ materially from those set forth in our forward looking statements. Factors that could have a material adverse effect on our forward looking statements include, but are not limited to:

  •
  factors referenced, including those set forth in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus, under the section captioned "Item 1. Business," "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Conditions and Results of Operations;"

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  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise;

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  our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions;

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  unanticipated increases in financing and other costs, including a rise in interest rates;

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  the degree and nature of our competition;

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  actual and potential conflicts of interest with Ashford Trust, Ashford LLC, Ashford Inc., Remington Lodging, our executive officers and our non-independent directors;

  •
  the impact and result of shareholder activism on our operations, strategy and management, including possible changes to our board of directors and executive officers;

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  changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

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  legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of REITs; and

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  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify and continue to qualify as a REIT for U.S. federal income tax purposes.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated herein could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the Securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the Securities that may be offered under this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.

        You may review a copy of our SEC filings, including the registration statement and its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings, including our registration statement, are also available to you on the SEC's Web site at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

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  our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 15, 2016 (including the portions of our proxy statement for our 2016 annual meeting of stockholders incorporated by reference therein);

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  our Current Reports on Form 8-K filed on July 15, 2015, December 21, 2015, February 2, 2016, February 3, 2016, February 4, 2016, February 18, 2016, February 25, 2016, February 26, 2016, March 1, 2016, March 9, 2016, March 11, 2016, March 15, 2016, March 21, 2016, March 24, 2016, March 29, 2016, March 31, 2016, April 4, 2016, April 8, 2016 (two filings), April 11, 2016 and April 26, 2016; and

  •
  the description of our common stock included in our Current Report on Form 8-K filed on January 21, 2014.

        You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

 COMPANY OVERVIEW

Our Company

        We are an externally-advised Maryland corporation that was formed in April 2013 and became a public company on November 19, 2013 when Ashford Trust, a NYSE-listed REIT, completed the spin-off of our company through the distribution of our outstanding common stock to the Ashford Trust stockholders. We invest primarily in High RevPAR, luxury, upper-upscale and upscale hotels in gateway and resort locations. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average was $157 for the year ended December 31, 2015. We have elected to be taxed as a REIT under the Code beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Ashford Prime OP.

        We operate in the direct hotel investment segment of the hotel lodging industry. As of March 11, 2016, we owned interests in twelve hotels in six states, the District of Columbia and St. Thomas, U.S. Virgin Islands with 3,952 total rooms, or 3,717 net rooms, excluding those attributable to our partner. The hotels in our current portfolio are predominantly located in U.S. gateway and resort locations with favorable growth characteristics resulting from multiple demand generators. We own ten of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity.

        We are advised by Ashford LLC, a subsidiary of Ashford Inc., and an affiliate of Ashford Trust, through an advisory agreement. All of the hotels in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford LLC.

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahpreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

        Any investment in the Series B Preferred Stock offered hereby involves a high degree of risk. You should consider carefully the following risks, the risks discussed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K and in any subsequent updates to this disclosure in our Quarterly Reports on Form 10-Q or other reports we may file with the SEC, and the other information contained in this prospectus in evaluating us and the Securities. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected and the value of your Series B Preferred Stock could decline significantly.

         Our business has been, and could continue to be, adversely affected as a result of the proxy contest and related stockholder litigation.

        We have received a purported notice of nomination from Sessa Capital (Master), L.P. ("Sessa") regarding its intention to nominate five individuals for election to the Company's board of directors at our 2016 annual meeting of stockholders and to solicit proxies from stockholders in support of their five proposed nominees. If Sessa does not withdraw the purported nominations and the proxy contest continues, we expect that our business will continue to be adversely affected because:

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  responding to the proxy contest, including, but not limited to, issues related to defending the qualifications of our board of directors and management, can be disruptive, costly and time-consuming, and divert the attention of our board of directors, management and employees;

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  perceived uncertainties as to our future direction and leadership team, including, but not limited to, uncertainties related to our board of directors and management, may result in the loss of potential business opportunities, and may make it more difficult to attract and retain qualified personnel, advertisers or other business partners;

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  if individuals are elected to our board of directors with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders;

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  under the terms of our advisory agreement, if all of the Sessa nominees are elected to the board of directors and our current board does not first approve such nominees, it would constitute a Company Change of Control (as defined in the advisory agreement) by reason of a majority of the incumbent board of directors no longer constituting at least a majority of the board of directors, which would allow Ashford LLC to terminate the advisory agreement and require the Company to pay a substantial termination fee to its advisor, Ashford LLC, upon such termination; and

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  under the terms of our $150 million secured revolving credit facility, the election of a majority of nominees not approved as "continuing directors" by the incumbent board constitutes a change of control and event of default and would therefore (i) allow Bank of America, N.A., as administrative agent, with the consent of certain lenders, to accelerate the entirety of any outstanding debt or require us to post additional collateral, and (ii) significantly impair our ability to raise future capital.

        The proxy contest has also given rise to stockholder litigation involving claims asserted by Sessa against the Company and our board of directors. In connection with this litigation and the proxy contest, the Company has filed actions and counterclaims against Sessa and its proposed nominees.

        On March 14, 2016, Sessa dismissed the Maryland Action (as defined below) and filed counterclaims in the Texas Federal Action (as defined below). These counterclaims generally allege that: (i) the board of directors of Ashford Prime breached their fiduciary duties in connection with the June 2015 amendments (the "June Amendments") to the advisory agreement with Ashford LLC, and that Ashford Inc. and Ashford LLC aided and abetted those breaches of fiduciary duties; and (ii) the directors of Ashford Prime breached their fiduciary duties in connection with the approval of the Series C Preferred Stock for issuance and the February 2016 amendments to the Amended Partnership Agreement. Among other things, Sessa seeks an injunction prohibiting (i) the issuance of shares of Series C Preferred Stock and (ii) the Company from paying a termination fee in the event that stockholders elect new directors constituting a majority of the board. Additionally, on March 14, 2016, Sessa filed a notice to remove the Texas State Action (as defined below) from state court to the U.S. District Court for the Northern District of Texas. The Company intends to vigorously defend against Sessa's counterclaims in the Texas Federal Action.

        In addition, on April 14, 2016, we received a demand letter (the "April Demand Letter") from attorneys representing a purported stockholder that alleges that our board of directors breached its fiduciary duties in connection with (i) the June Amendments, (ii) the Company's actions in response to Sessa's proxy contest and (iii) the Company's July 31, 2015 purchase of approximately 175,000 shares of Ashford Inc. common stock (the "July 2015 Purchase"). The April Demand Letter demands that:

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  the board of directors seek to renegotiate the termination fee under our advisory agreement;

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  the board of directors bring a claim for breach of fiduciary duty against Ashford Prime directors who approved the termination fee under our advisory agreement;

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  the board of directors immediately approve Sessa's proposed nominees pursuant to our advisory agreement; and

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  the Company bring a claim for corporate waste against the board of directors in connection with the July 2015 purchase.

        As of April 22, 2015, the Company is not aware of any lawsuit having been filed in connection with the allegations described in the April Demand Letter, and the Company intends to vigorously defend any lawsuit brought in connection therewith.

        We have been forced to expend considerable time, energy, and financial resources responding to the proxy contest and the related stockholder litigation. Such expenditures necessarily compete with the responsibilities of management and the board of directors, including implementation of the Company's business strategy. As a consequence, the Company has had fewer resources to devote to the daily operations of its business. The total costs incurred by the Company in connection with Sessa's proxy contest and related stockholder litigation could be material to the Company.

Risks Related to the Series B Preferred Stock

         The market price of the Series B Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.

        We believe that the market price of the Series B Preferred Stock will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Series B Preferred Stock than would be expected for nonconvertible preferred stock.

         Our shares of Series B Preferred Stock are subordinated in right of payment to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series B Preferred Stock, and by other transactions.

        Our shares of Series B Preferred Stock are subordinated in right of payment to all of our existing and future debt. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock. The issuance of any additional preferred stock on parity with or senior to the Series B Preferred

Stock will dilute the interests of the holders of the Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than certain conversion and voting rights described herein, none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Stock.

         Dividends on our preferred stock, including the Series B Preferred Stock, are discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.

        Future dividends on our preferred stock, including the Series B Preferred Stock, will be declared at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred stock or what the actual dividends will be for any future period. However, until we declare payment and pay or set aside the accumulated dividends on the Series B Preferred Stock, our ability to make dividends and other distributions on our common stock (including redemptions) will be limited by the terms of the Series B Preferred Stock.

         The Series B Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

         Holders of the Series B Preferred Stock will have limited voting rights.

        Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of Series B Preferred Stock will have voting rights only as described under "Description of the Series B Preferred Stock—Voting Rights." Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive (a "Penalty Event"), the holders of shares of Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities that the Company may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock) will be entitled to vote for the election of two additional directors to the board of directors. See "Description of the Series B Preferred Stock—Voting Rights" for more detailed information.

         Your ownership of Series B Preferred Stock is subject to the ownership limits contained in our charter.

        Our charter contains 9.8% ownership limits that may be waived by our board of directors. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:

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  9.8% of the lesser of the total number or value of the outstanding shares of our common stock, or

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  9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock.

        These ownership limits are applied separately to ownership of our common stock and our Series B Preferred Stock. In addition, the terms of the Series B Preferred Stock prohibit conversion of your Series B Preferred Stock into common stock if such conversion would cause your ownership of common stock to exceed the ownership limit applicable to common stock. Our charter's constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class of our capital stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of that class of capital stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our Series B Preferred Stock or common stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

         Holders of the Series B Preferred Stock will have no rights as holders of common stock until they convert their shares of Series B Preferred Stock into common stock, but will be subject to all changes made with respect to our common stock.

        Holders of the Series B Preferred Stock will have no rights with respect to the common stock until their Series B Preferred Stock is converted into common stock, including the voting rights of holders of common stock, rights to respond to tender offers, and rights to receive any dividends or other distributions on our common stock. Your investment in the Series B Preferred Stock may be negatively affected by any matters that affect our common stock. Upon conversion of the Series B Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date, although you will be subject to any changes in the powers, rights or privileges of common stock that may occur as a result of any stockholder action taken before the conversion of your Series B Preferred Stock.

         The shares of Series B Preferred Stock are perpetual in nature.

        The shares of Series B Preferred Stock represent a perpetual interest in us and, except as described below, will not give rise to a claim for payment of a principal amount or liquidation preference at a particular date. As a result, the holders of the Series B Preferred Stock may be required to bear the financial risks of an investment in the Series B Preferred Stock for an indefinite period of time. In the event of a REIT Termination Event or if the Company's common stock ceases to be listed on the NYSE, NYSE MKT, or NASDAQ, or an exchange or quotation system that is a successor thereto (each, a "National Securities Exchange") the holders of the Series B Preferred Stock shall, under certain circumstances, have the right to require the Company to repurchase the shares of Series B Preferred Stock at a price equal to one hundred three percent (103%) of the liquidation preference.

         An active trading market for the Series B Preferred Stock may not develop or continue, and the market price and trading volume of our Series B Preferred Stock may fluctuate significantly.

        The Series B Preferred Stock began trading on the NYSE about May 2, 2016. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the securities will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the Series B Preferred Stock could be adversely affected and your ability to transfer your shares of Series B Preferred Stock will be limited.

         The listing of the Series B Preferred Stock on the NYSE does not guarantee a market for our Series B Preferred Stock, and the market price and trading volume of our Series B Preferred Stock may fluctuate significantly.

        An active trading market on the NYSE for the Series B Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series B Preferred Stock could be materially and adversely affected. If an active trading market does develop on the NYSE, a number of factors may adversely influence the price of the Series B Preferred Stock in public markets, including our history of paying dividends on the preferred stock, variations in our financial results, the market for similar securities, investors' perceptions of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the Series B Preferred Stock carries a fixed dividend rate, its value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of Series B Preferred Stock to demand a higher yield on the price paid for the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Furthermore, the daily trading volume of the Series B Preferred Stock may be lower than the trading volume of other securities. As a result, investors who desire to liquidate substantial holdings of the Series B Preferred Stock at a single point in time may find that they are unable to dispose of their shares in the market without causing a substantial decline in the market price of such shares.

         If our Series B Preferred Stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited, and the market value of the Series B Preferred Stock will likely be materially adversely affected.

        Our charter does not contain provisions that are intended to protect you if our Series B Preferred Stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the Series B Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Furthermore, a market for the Series B Preferred Stock may fail to last, which could cause the Series B Preferred Stock to fail to meet the continued listing requirements of the NYSE. If the Series B Preferred Stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

         Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

        The change of control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that shareholders may otherwise believe is in their best interests.

         Holders of Series B Preferred Stock may have to pay taxes if we adjust the Conversion Rate of the Series B Preferred Stock in certain circumstances, even though they would not receive any cash.

        As described in "Description of the Series B Preferred Stock," we will adjust the Conversion Rate (as defined herein) of the Series B Preferred Stock in certain circumstances. Upon certain adjustments to (or certain failures to make adjustments to) the Conversion Rate, holders of Series B Preferred Stock may be treated as having received a constructive distribution from us, resulting in taxable income to such holders for U.S. federal income tax purposes, even though such holders would not receive any cash in connection with the adjustment to (or failure to adjust) the Conversion Rate and even though such holders might not exercise their conversion rights. On April 13, 2016, the Internal Revenue Service issued new proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series B Preferred Stock when published in final form and may be applied to us before final publication in certain instances. Holders of Series B Preferred Stock should consult their independent tax advisors and read "Material Federal Income Tax Considerations" regarding the U.S. federal income tax consequences of an adjustment to the Conversion Rate of the Series B Preferred Stock.

USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders of the Securities named in the section entitled "Selling Stockholders." We will not receive any of the proceeds from the resale of the Securities from time to time by such holders. However, we will pay certain registration expenses in connection with the offering as described in "Plan of Distribution."

DESCRIPTION OF CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law (the "MGCL"), our charter and our bylaws. The following is a summary of the material provisions of our capital stock. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Stock

        Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share, and up to 50 million shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. In addition, our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. As of April 21, 2016, we had 28,461,767 shares of our common stock outstanding. As of May 4, 2016, we had 2,890,850 shares of our preferred stock outstanding, consisting entirely of our Series B Preferred Stock.

Common Stock

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of May 4, 2016, we have outstanding 2,890,850 shares of our preferred stock, consisting entirely of Series B Preferred Stock. On February 1, 2016, our board of directors designated 10,000,000 shares of our preferred stock as Series C Preferred Stock, none of which is currently outstanding. The Company has no current plans to issue any Series C Preferred Stock. The Company intends to obtain stockholder approval before issuing shares of Series C Preferred Stock in the future, if any.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary ("TRS"), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the "ownership limit."

        The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or a class of our preferred stock and thereby subject the common stock or preferred stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as "individuals" for purposes of the Code if it determines that such ownership will not cause any "individual's" beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a "related party tenant" for purposes of the REIT qualification rules).

        As a condition of any waiver, our board of directors may require an opinion of counsel or an Internal Revenue Service private letter ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our capital stock equals or falls below the decreased ownership limit (unless the decrease is as a result of a retroactive change in existing law, in which case such change shall be effective immediately), but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer "individuals" (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

        Our charter provisions further prohibit:

  •
  any person from actually or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

  •
  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

  •
  any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

  •
  any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the "purported owner") as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such "excess" shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

        Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

        Our charter also provides that "Benefit Plan Investors" (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute "Publicly Offered Securities" (as defined in our charter).

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "AHP." Our Series B Preferred Stock is traded on the NYSE under the symbol "AHP-B."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and our bylaws, as amended, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share. As of April 21, 2016, we had 28,461,767 shares of our common stock outstanding. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on liquidation or dissolution of any class or classes of preferred stock.

Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. Holders of our common stock vote together with holders of the Series C Preferred Stock as a single class on all matters submitted to a vote of our stockholders upon which holders of our common stock are entitled to vote. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Other Rights

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the NYSE under the symbol "AHP."

Registration Rights

        Registration rights may be granted to future sellers of properties to our operating partnership who may receive, in lieu of cash, common stock, units or other securities convertible into common stock.

        Registration rights may also be granted to holders of shares of common stock issuable under our Advisory Equity Incentive Plan.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of authorized shares of common stock, to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional authorized share common stock, are available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

 DESCRIPTION OF THE SERIES B PREFERRED STOCK

        The description of the terms of the Series B Preferred Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter as supplemented by the articles supplementary establishing the terms of the Series B Preferred Stock (the "Series B articles supplementary," and the charter as supplemented by the Series B articles supplementary, as amended, our "charter"), our amended and restated bylaws (as amended, our "bylaws"), and applicable provisions of Maryland law. Copies of our charter, bylaws and articles supplementary are available from us upon request.

General

        Pursuant to our charter, we are currently authorized to issue up to 200,000,000 shares of our common stock, and up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus, we have 3,000,000 shares of our Series B Preferred Stock authorized and 2,890,850 shares of our Series B Preferred Stock outstanding. Subject to certain exceptions, our board of directors may, without the approval of holders of the Series B Preferred Stock or our common stock, classify additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares.

        The registrar, transfer agent and paying agent in respect of the Series B Preferred Stock is Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is 2 N. LaSalle Street, Chicago IL 60602.

        We issued 2,600,000 shares of our Series A Preferred Stock on June 11, 2015 in a private placement conducted pursuant to Rule 144A under the Securities Act. All such shares of Series A Preferred Stock were exchanged on December 4, 2015 for the 2,600,000 shares of Series B Preferred Stock that are currently outstanding. Following the exchange, the shares of Series A Preferred Stock became undesignated shares of preferred stock available for reclassification and issuance.

Maturity

        The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase them as described below under "—Redemption—Optional Redemption" or under "—Redemption—Special Optional Redemption," (ii) a holder of the Series B Preferred Stock decides to redeem them as described under "—Redemption—REIT Termination Event and Listing Event," or (iii) they become convertible and are converted as described below under "—Conversion Rights" and "—Conversion Rights—Mandatory Conversion." We are not required to set aside funds to redeem the Series B Preferred Stock.

Ranking

        The Series B Preferred Stock ranks, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company:

          (A)  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (B) and (C) below;

          (B)  junior to all equity securities we issue whose terms specifically provide that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends or the distribution of our assets upon liquidation, dissolution or winding up;

          (C)  on parity with all other equity securities issued by us whose terms provide that those equity securities rank on parity with the Series B Preferred Stock with respect to rights to the payment of dividends or the distribution of our assets upon liquidation, dissolution or winding up; and

          (D)  effectively junior to all of our existing and future indebtedness.

        The term "equity securities" does not include convertible debt securities, which will rank senior to the Series B Preferred Stock.

Dividends

        Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized and declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.50% per annum on the $25.00 per share liquidation preference (equivalent to $1.375 per annum per share). Dividends on the Series B Preferred Stock shall be cumulative from the date of original issuance and shall be payable quarterly on the 15th day of each January, April, July, October (each, a "dividend payment date"); provided that if any dividend payment date is not a business day (as defined below), then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which shall be, whether or not a business day, the 30th calendar day of the month preceding the next applicable dividend payment date (each, a "dividend record date").

        No dividends on shares of Series B Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the declaration or payment thereof would be unlawful.

        Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated, accrued but unpaid dividend due with respect to those shares.

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on parity that we may issue as to dividends with the Series B Preferred Stock shall be declared pro rata in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such parity stock. Except as set forth in the preceding sentence, unless dividends on the Series B Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of parity stock. Unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares junior in rank to the Series B Preferred Stock or options, warrants or rights to subscribe for or purchase such junior stock) shall be declared or paid or set apart for payment by us with respect to any junior stock, nor shall any junior stock or parity stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any junior stock or parity stock (except by conversion or exchange for junior stock, or options, warrants or rights to subscribe for or purchase junior stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of junior stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any parity or junior stock or (ii) redeeming, purchasing or otherwise acquiring any parity or junior stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

        No interest shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

        Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive (a "Penalty Event"), the dividend rate shall be increased by 200 basis points per annum (equivalent to $1.875 per annum per share) (as increased, the "Penalty Rate"). This Penalty Rate shall remain in effect until all accumulated, accrued but unpaid dividends on the Series B Preferred Stock have been paid in full, at which time the dividend rate shall revert to the rate of 5.50% of the $25.00 per share stated liquidation preference per annum.

        A "business day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are generally authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of any class or series of our equity securities we may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders. Until the holders of the Series B Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends to, but not including, the date of final distribution to such holders, no payment shall be made to any holder of our common stock or any other class or series of our stock we may issue that ranks junior to the Series B Preferred Stock upon the liquidation, dissolution or winding up of our company.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among the holders of Series B Preferred Stock are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our equity securities that we may issue ranking on parity with the Series B Preferred Stock upon the liquidation, dissolution or winding up of our company, then the holders of the Series B Preferred Stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets or the proceeds thereof in proportion to the full liquidating distributions or amounts to which they would otherwise be respectively entitled.

        Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale or transfer of all or substantially all of our assets or a statutory stock exchange (although such events may give rise to the other rights as described herein).

Redemption

        The Series B Preferred Stock is not redeemable, except as described below under "—Optional Redemption," "—Special Optional Redemption," and "—REIT Termination Event and Listing Event Redemption."

        Optional Redemption.    On and after June 11, 2020, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

        Special Optional Redemption.    On or prior to the occurrence of a Change of Control (as defined below), we may, at our option, redeem any then outstanding Series B Preferred Stock, in whole or in part, for cash at a redemption price of $25.00 per share, plus any accumulated, accrued and unpaid dividends thereon to, but not including, the date of redemption. In the event that the Company shall have received notice of a holder's intent to convert the Series B Preferred Stock into our common stock in accordance with the Change of Control Conversion Right or the General Conversion Right (as defined below) prior to the date fixed for redemption, then such Change of Control Conversion Right or the General Conversion Right shall be exercised first in lieu of our right to redeem the Series B Preferred Stock in accordance with this paragraph. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any cash lawfully available to pay the redemption price. In the event a Change of Control has not occurred on or prior to the date fixed for redemption, without the necessity of further action by our board of directors, the notice of redemption shall be deemed to have been withdrawn and no redemption of the Series B Preferred Stock shall be made.

        A "Change of Control" is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a National Exchange.

        Redemption Procedures.    In the event we elect to redeem Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder's address as it appear on our stock transfer records, not less than 30 nor more than 60 days' prior to the date fixed for redemption, and will state the following:

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  the redemption date;

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  the number of shares of Series B Preferred Stock to be redeemed;

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  the redemption price;

  •
  the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

  •
  whether such redemption is being made pursuant to the provisions described above under "—Optional Redemption" or "—Special Optional Redemption"; and

  •
  if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

        If less than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

        Holders of Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated, accrued and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date, dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated, accrued and unpaid dividends, if any, payable upon redemption (except, in the case of a Special Optional Redemption, should a Change of Control not occur, then no holder shall be entitled to receive the redemption price or any accumulated, accrued and unpaid dividends). If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares).

        If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

        Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes.

        Subject to applicable law and the terms of the Series B articles supplementary, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we acquire shall revert to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

        REIT Termination Event and Listing Event Redemption.    If at any time (i) a REIT Termination Event (as defined below) occurs or (ii) after our common stock shall fail to or cease to be listed on the NYSE, NYSE MKT, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor thereto (each a "National Exchange"; and each of (i) and (ii) above being a "Repurchase Event"), then the holders of Series B Preferred Stock shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to redeem any or all of the Series B Preferred Stock held by such holder at a repurchase price payable in cash (the "Repurchase Payment") in an amount equal to 103% of the liquidation preference per share of Series B Preferred Stock (plus all accumulated, accrued and unpaid dividends) on the date of redemption (the "Repurchase Date") pursuant to the offer described in the immediately following paragraph (the "Repurchase Offer"); provided, however, that in the event a Repurchase Event occurs as the result of, or is otherwise related to, a Change of Control, then the respective rights of the Company and the holders of Series B Preferred Stock shall be governed by the provisions described under "—Special Optional Redemption" and "—Change of Control Conversion Right" and not this paragraph. If funds are not legally available to make the full Repurchase Payment as described in this paragraph, then the Company shall make the Repurchase Payment to the extent such funds are legally available.

        Subject to the requirements of applicable law, within ten (10) business days following the Company becoming aware that a Repurchase Event has occurred, the Company shall mail by recognized overnight courier a notice to each holder of Series B Preferred Stock stating (A) that a Repurchase Event has occurred and that such holder has the right to require the Company to repurchase any or all of the Series B Preferred Stock then held by such holder for cash, (B) the Repurchase Date (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of applicable law or the exchange, if any, upon which the Series B Preferred Stock may then be listed; provided, however, that if the Repurchase Event is the result of a transaction giving rise to a Change of Control consisting of an exchange of the common stock for cash or other securities, the date of repurchase, if any, shall be no later than the consummation of such exchange), (C) the amount of the Repurchase Payment with respect to such holder and (D) the instructions determined by the Company, consistent with this subsection, that such holder must follow in order to have its Series B Preferred Stock repurchased.

        On the Repurchase Date, the Company, to the extent lawful, shall accept for payment Series B Preferred Stock or portions thereof tendered by each holder of Series B Preferred Stock pursuant to the Repurchase Offer and promptly by wire transfer of immediately available funds to such holder, as directed by such holder, send an amount equal to the Repurchase Payment in respect of all Series B Preferred Stock or portions thereof so tendered.

        Notwithstanding anything else herein, to the extent they are applicable to any Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations applicable to it or its securities, and all time periods and requirements set forth above shall be adjusted accordingly to conform to such requirements.

        Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of common stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock and shall be available for further classification and reclassification.

        For purposes hereof, "REIT Termination Event" shall mean the earliest to occur of: (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not compute its income as a real estate investment trust; (ii) the approval by the stockholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust; (iii) the approval by the board of directors of the Company of a proposal for the Company to cease to qualify as a real estate investment trust; (iv) a determination by the board of directors of the Company, based on the advice of counsel, that the Company has ceased to qualify as a real estate investment trust; or (v) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Company has ceased to qualify as a real estate investment trust.

Conversion Rights

        General Conversion Right.    Each outstanding share of Series B Preferred Stock shall be convertible at any time at the option of the holder (the "General Conversion Right") into that number of whole shares of our common stock at an initial conversion price equal to $18.90 (the "Conversion Price"), which represents an initial conversion rate of 1.3228 shares of our common stock (as may be subject to adjustment as provided herein, the "Conversion Rate"). A share of Series B Preferred Stock called by the Company for redemption shall be convertible into shares of our common stock up to and including, but not after, the close of business on the date fixed for redemption unless we default in the payment of the amount payable upon redemption.

        To exercise the General Conversion Right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, if certificated, duly endorsed or assigned to us or in blank, at the office of the transfer agent, together with written notice of the election to convert executed by the holder (the "Conversion Notice") specifying the number of shares of Series B Preferred Stock to be converted, the name in which the share of the common stock deliverable upon conversion shall be registered, and the address of the named person. If the shares of Series B Preferred Stock are not certificated, the holder must deliver evidence of ownership satisfactory to us and the transfer agent. Unless the shares of common stock deliverable upon conversion are to be issued in the same name as the name in which the shares of Series B Preferred Stock to be converted are registered, the holder must also deliver to the transfer agent an instrument of transfer, in form satisfactory to us, duly executed by the holder or the holder's duly authorized attorney, together with an amount sufficient to pay any transfer or similar tax in connection with the issuance and delivery of such shares of common stock in such name (or evidence reasonably satisfactory to us demonstrating that such taxes have been paid).

        Change of Control Conversion Right.    On or prior to the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right to convert some or all of the Series B Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control

Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for accumulated, accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below; and

  •
  3.2216 (the "Share Cap"), provided that the Share Cap as set forth herein shall be subject to the adjustments as provided under "—Anti-dilution Adjustments" occurring at any time following the date of original issuance of the Series B Preferred Stock.

        Notwithstanding the foregoing, holders shall always have the right, up to the close of business on the applicable redemption date, to convert the Series B Preferred Stock in accordance with the General Conversion Right.

        Notwithstanding anything in our charter or the Series B articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series B Preferred Stock to be converted.

        Make-Whole.    In the event a Change of Control occurs prior to June 11, 2019 and either (i) the Company exercises its Special Optional Redemption Right or (ii) the holder elects to convert such holder's shares of Series B Preferred Stock by exercising the Change of Control Conversion Right, then we will pay to such holder in cash, to the extent we are legally permitted to do so, the present value, computed using a discount rate of 5.50% per annum compounded quarterly, of all dividend payments on the Series B Preferred Stock for all remaining dividend periods (excluding any accumulated dividend amount) from the date of such exercise up to but excluding June 11, 2019.

        We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock, whether voluntary or mandatory. Instead, we will pay the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        We will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right not less than 30 nor more than 60 days' prior to the date on which the Change of Control is expected to occur in accordance with "—Redemption—Special Optional Redemption" above. This notice may be combined with the notice described under "—Redemption—Special Optional Redemption," and will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

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  the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  if applicable, the type and amount of exchange property entitled to be received per share of Series B Preferred Stock;

  •
  the name and address of the paying agent, transfer agent and conversion agent for the Series B Preferred Stock;

  •
  the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

  •
  the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

        To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series B Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series B Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. In the event a Change of Control has not occurred on or prior to the date fixed for redemption, without the necessity of further action by our board of directors, the notice of redemption shall be deemed to have been withdrawn and no redemption of the Series B Preferred Stock shall be made. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series B Preferred Stock to be converted; and

  •
  that the Series B Preferred Stock is to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than five days nor more than 10 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

        The "Common Stock Price" is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the National Exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a National Exchange.

        Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

  •
  the number of withdrawn shares of Series B Preferred Stock;

  •
  if certificated Series B Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

  •
  the number of shares of Series B Preferred Stock, if any, which remain subject to the holder's conversion notice.

        Notwithstanding the foregoing, if any shares of Series B Preferred Stock are held in book-entry form through DTC or a similar depositary (each, a "Depositary"), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Common Stock Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock or other property.

        Mandatory Conversion.    Commencing June 11, 2016, we at our option, may cause the Series B Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of our common stock at the applicable Conversion Rate, provided that the Closing Bid Price (as defined below) of the common stock shall have equaled or exceeded 110% of the Conversion Price for the immediately preceding 45 consecutive trading days ending three days prior to the date of notice of conversion (such event, the "Market Trigger"; the exercise of the Company's conversion right upon the occurrence of a Market Trigger, the "Mandatory Conversion"). Any shares of Series B Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion on the date of such Mandatory Conversion (unless previously converted at the option of the holder).

        In the event of a Mandatory Conversion (unless shares of Series B Preferred Stock have been previously converted at the option of the holder), we shall pay holders of the Series B Preferred Stock an additional dividend payment to make the holder whole on dividends expected to be received through June 11, 2019 in an amount equal to the net present value, where the discount rate is the dividend rate on the Series B Preferred Stock, of the difference between (i) the annual dividend payments the holders of Series B Preferred Stock would have received in cash from the date of the Mandatory Conversion to June 11, 2019, and (ii) the common stock quarterly dividend payments the holders of Series B Preferred Stock would have received over the same time period had such holders held common stock (such latter amount calculated by annualizing the quarterly dividends paid by the Company on its common stock in or for the last full calendar quarter immediately preceding such Mandatory Conversion).

        Mandatory Conversion Procedures.    In the event of a Mandatory Conversion, notice (the "Notice of Mandatory Conversion") by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock subject to such Mandatory Conversion at such holder's address as it appear on our stock transfer records, not less than 30 nor more than 60 days' prior to the date fixed for such Mandatory Conversion, and such notice will state the following: (i) the business day selected for the Mandatory Conversion (the "Mandatory Conversion Date"), (ii) the aggregate number of Series B Preferred Stock subject to Mandatory Conversion, and (iii) the number of shares of common stock to be issued to such holder on the Mandatory Conversion Date.

        As used herein, "Closing Bid Price" means, (i) if the common stock is listed on a National Exchange, the last sale price quoted for the sale of a share of the common stock on such National Exchange on each trading day, or, if such National Exchange begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security at or immediately prior to 4:00 p.m., New York City time, or (ii) if the common stock is not then listed for trading on a National Exchange, the average of the last quoted bid prices for a share of common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as determined in the business judgment of the board of directors of the Company.

        Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable ownership limits contained in our charter, unless we provide an exemption from this limitation for such holder.

        Except as provided above, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Anti-dilution Adjustments

        The applicable Conversion Rate will be adjusted, without duplication, upon the occurrence of any of the following events:

          (1)   We issue common stock to all holders of our common stock as a dividend or other distribution, or if we effect a share split, share combination or reverse share split, in which event the applicable Conversion Rate will be adjusted based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date (as defined below) for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
CR1	=
the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS1	=	the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split, share combination or reverse share split, as the case may be.

        Any adjustment made pursuant to this clause (1) will become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the Conversion Rate shall immediately be readjusted, effective as of the date our Board of Directors publicly announces its decision not to make such dividend or distribution, or not to split, combine or reverse split the outstanding shares of our common stock, as the case may be, to such Conversion Rate that would be in effect if such dividend, distribution, share split, reverse share split or share combination had not been declared or announced.

          (2)   We issue to all holders of our common stock rights or warrants (other than as provided herein) entitling them, for a period of up to 45 calendar days from the record date of such distribution, to subscribe for or purchase our common stock at less than the "current market price" (as defined below) of our common stock, in which case the applicable Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;
X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants; and
Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price of our common stock.

        Any adjustment made pursuant to this clause (2) will become effective immediately after the open of business on the Ex-Date for such distribution. In the event that such rights or warrants described in this clause (2) are not so issued, the applicable Conversion Rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the applicable Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable for such common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration and any amount payable on exercise or conversion thereof (if other than cash, to be determined in good faith by our board of directors, which determination shall be final).

          (3)   We distribute to all holders of our common stock evidences of our indebtedness, share capital, securities, cash or other assets, excluding:

    •
    any dividend or distribution covered by clauses (1) or (2) above;

    •
    any rights or warrants covered by clause (2) above;

    •
    any dividend or distribution covered by clause (4) below; and

    •
    any spin-off to which the provisions set forth below in this clause (3) shall apply,

        then the Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
SP0	=	the current market price of our common stock; and
FMV	=
the fair market value (as determined by our board of directors in its good faith judgment) of our indebtedness, share capital, securities, cash or other assets distributable with respect to each outstanding share of our common stock on the Ex-Date for such distribution.

        Any adjustment under this above portion of this clause (3) will become effective immediately after the open of business on the Ex-Date for such distribution.

        In the event that we make a distribution to all holders of our common stock consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of ours that is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange (herein referred to as a "spin-off"), the applicable Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the Ex-Date for the spin-off will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the Ex-Date for the spin-off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the Ex-Date for the spin-off;
FMV	=
fair market value, as determined by our board of directors in its good faith judgment, of the portion of those shares of share capital or similar equity interests so distributed applicable to one share of common stock over the ten consecutive trading day period immediately following, and including, the Ex-Date for the spin-off (or, if such shares of share capital or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities); and
MP0	=	the current market price of our common stock.

        Any adjustment made pursuant to this clause (3) shall become effective at the close of business on the 10th trading day immediately following, and including, the Ex-Date for the spin-off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date. In the event that such distribution described in this clause (3) is not so made, the applicable Conversion Rate shall be readjusted, effective as of the date our board of directors publicly announces his decision not to make such distribution, to such Conversion Rate that would then be in effect if such distribution had not been declared.

          (4)   We make a distribution consisting exclusively of cash to all holders of our common stock, excluding:

    •
    any regularly scheduled quarterly cash dividend in the ordinary course of business;

    •
    any cash that is distributed in a reorganization event (as described below);

    •
    any dividend or distribution in connection with our liquidation, dissolution or winding up; and

    •
    any consideration payable as part of a tender or exchange offer;

        in which event, the applicable Conversion Rate will be increased based on the following formula:

        where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;
SP0	=	the current market price of our common stock; and
C	=	the amount in cash per share of our common stock we so distributed, excluding:

• any regularly scheduled quarterly cash dividend in the ordinary course of business;

• any cash that is distributed in a reorganization event (as described below);

• any dividend or distribution in connection with our liquidation, dissolution or winding up; and

• any consideration payable as part of a tender or exchange offer.

        Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (5)   We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the fair market value of any other consideration included in the payment per share of common stock exceeds the current market price of our common stock, in which event the applicable Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the "expiration date") will be increased based on the following formula:

where,
CR0	=
the Conversion Rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1	=
the Conversion Rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and the fair market value of any other consideration (as determined by our board of directors in its good faith judgment) paid or payable for shares purchased in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1	=
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and
SP1	=	the current market price of our common stock.

        Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. In the event that we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the applicable Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

        Notwithstanding the foregoing, if (i) a Conversion Rate adjustment pursuant to any of the foregoing becomes effective on any Ex-Date as described above and (ii) a holder converting its Series B

Preferred Stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Mandatory Conversion Procedures" based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for any holder converting Series B Preferred Stock on or after such Ex-Date and on or prior to the related record date. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        We are not required to adjust the Conversion Rate for any of the transactions described in the clauses above (other than for share splits, share combinations or reverse share splits) if we make provision for each holder of a share of Series B Preferred Stock to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock in respect of each share of Series B Preferred Stock equal to the Conversion Rate in effect on the "Ex-Date" or effective date of such transaction.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted pursuant to clauses (2) and (3) above, as applicable, until the earliest of these triggering events occurs and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

        To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Series B Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have been separated from our common stock, in which case the applicable Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the Conversion Rate.

        We will not adjust the Conversion Rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustment that is less than 1% of the Conversion Rate and make such carryforward adjustment in any subsequent adjustment and, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any Series B Preferred Stock. In addition, at the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000 of a share.

        To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which our common stock may then be listed), we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

        For the purposes of determining the adjustment to the applicable Conversion Rate for the purposes of:

  •
  clauses (2), (3) in the event of an adjustment not relating to a spin-off and (4) above, the "current market price" of our common stock is the average of the per share volume-weighted average prices of our common stock for each day over the 10 consecutive trading day period ending on the trading day before the Ex-Date (as defined below) with respect to the issuance or distribution requiring such computation;

  •
  clause (3) above in the event of an adjustment relating to a spin-off, the "current market price" of our common stock, share capital or equity interest, as applicable, is the average of the per share volume-weighted average prices of our common stock for each day over the first ten consecutive trading days immediately following, and including, the Ex-Date for the spin-off; and

  •
  clause (5) above, the "current market price" of our common stock is the average of the per share volume-weighted average prices of our common stock for each day over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the tender or exchange offer.

        In the event of:

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  any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

  •
  any recapitalization, reclassification or change of our common stock into securities, including securities other than our common stock; or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a "reorganization event"), each share of Series B Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Series B Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Series B Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the "exchange property," with each "unit of exchange property" meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Series B Preferred Stock of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of Series B Preferred Stock converted following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion and conversion at the option of the holder were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Series B Preferred Stock are actually converted).

        In addition, we may make such increases in the Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our common stock (or issuance of rights or warrants to acquire our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to the applicable Conversion Rate.

        The term "Ex-Date" as used herein is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        Upon each adjustment to the Conversion Rate, a corresponding adjustment shall be made to the Conversion Price, calculated by dividing the liquidation preference by the adjusted Conversion Rate. Any adjustment pursuant to the foregoing provisions shall also result in a corresponding adjustment to the Share Cap.

        If certain of the possible adjustments to the Conversion Rate of the Series B Preferred Stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of a non-United States holder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B Preferred Stock. See "Material U.S. Federal Income Tax Considerations" in this prospectus.

Events That Will Not Result in Adjustment

        The Conversion Rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

  •
  upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the Series B Preferred Stock was first issued;

  •
  for unpaid accrued and accumulated dividends, if any;

  •
  upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or

  •
  for a change in the par value of shares of our common stock.

        We shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of our common stock, except we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of our common stock such that the as-adjusted new effective Conversion Price per share would not be below the new as-adjusted par value per share of our common stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under clause (1) (and/or any such other clause(s) as may be applicable) under "—Anti-dilution Adjustments" above. In addition, the Series B articles supplementary provide that we may not take any action that would result in an adjustment to the Conversion Rate without complying with any applicable stockholder approval rules of the NYSE or any other stock exchange on which our common stock may be listed at the relevant time.

        Except as otherwise provided for in the Series B articles supplementary, we will not adjust the Conversion Rate for any issuance of shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock or rights to purchase shares of our common stock or such convertible, exchangeable or exercisable securities.

Notice of Adjustment

        Whenever a Conversion Rate is to be adjusted, we shall:

            (i)  compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an notice setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

           (ii)  not more than 10 calendar days prior to the occurrence of an event that requires an adjustment to the Conversion Rate, provide, or cause to be provided, a written notice to the registered holders (which, for the avoidance of doubt, shall be DTC in the event that the Series B Preferred Stock are represented by global certificates) of the occurrence of such event; and

          (iii)  as soon as practicable following the determination of such adjusted Conversion Rate provide, or cause to be provided, to the registered holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth such adjusted Conversion Rate.

Voting Rights

        Holders of the Series B Preferred Stock generally have no voting rights, except as set forth below.

        Whenever a Penalty Event has occurred, the number of directors constituting our board of directors will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of our equity securities we may issue upon which similar voting rights have been conferred) and the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until a Correction Event

(as defined below) has occurred with respect to each Penalty Event then continuing. In that case, the right of holders of the Series B Preferred Stock to elect any directors will cease and any directors elected by holders of the Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. For purposes hereof, a "Correction Event" means the payment in full of all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment). In no event shall the holders of Series B Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any National Exchange on which any class or series of our stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

        If a special meeting is not called by us within 30 days after request from the holders of Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense.

        If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable as a result of a Penalty Event as described above, any vacancy in the office of a director elected pursuant to those special voting rights shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of equity securities upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities are entitled to vote as a class with the Series B Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and any such other classes or series of equity securities, and may not be removed by the holders of the common stock.

        On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our equity securities have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of stated liquidation preference (excluding accumulated dividends).

        So long as any shares of the Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders, in addition to any other vote required by our charter or Maryland law:

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  amend or alter the provisions of the charter, including the Series B articles supplementary, so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

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  amend, alter or repeal the provisions of the charter, including the Series B articles supplementary, so as to adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

  •
  consummate a binding share exchange or reclassification involving the shares of the Series B Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series B Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) such shares of the Series B Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series B Preferred Stock immediately prior to the consummation of such transaction; provided, however, that the following will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Series B Preferred Stock and shall not require the affirmative vote of holders of the Series B Preferred Stock but may be effected by due action of the board of directors and any required approval of the holders of the Company's common stock: (1) any increase in the amount of the Company's authorized but unissued shares of the Company's preferred stock, (2) any increase in the amount of our authorized Series B Preferred Stock or the issuance of any additional shares of the Series B Preferred Stock, (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of additional shares of such class or series of parity or junior stock or (4) the adoption or inclusion (by amendment, alteration, share exchange, reclassification, merger, consolidation or similar means) of charter provisions (whether in our charter or a successor entity certificate of incorporation or other equivalent governing document) applicable to capital stock (including Series B Preferred Stock or any successor preferred stock) relating to the ownership limitations and transfer restrictions that are customary, in the sole determination of our board of directors, for the protection of our or any successor entity's status as a REIT and a "domestically controlled qualified investment entity" for tax purposes; provided, further, in each case, that no vote of the holders of Series B Preferred Stock shall be required if provision is made to redeem and all Series B Preferred Stock is redeemed at or prior to the time such amendment, alteration, repeal, share exchange, reclassification, merger or consolidation is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, which provision shall include, for the avoidance of doubt, any Special Optional Redemption as described above.

        If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock. Except as expressly stated in the Series B articles supplementary or as may be required by applicable law, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

        During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10- Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon written request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of the Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC, if we were subject to Section 13 or Section 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" as such term is understood in the context of the Exchange Act.

Restrictions on Ownership and Transfer

        The 9.8% ownership limit described in "Description of Capital Stock—Restrictions on Ownership and Transfer" herein applies to ownership of shares of Series B Preferred Stock as a separate class pursuant to Article VI of our charter, as supplemented by the Series B articles supplementary, under which shares of Series B Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our board of directors may, in its sole discretion, except a person from the ownership limit. Our board of directors has excepted from the 9.8% ownership limit with respect to our Series B Preferred Stock certain persons whose purchase of our Series B Preferred Stock in this offering otherwise would violate the ownership limit.

        The ownership limit also applies to shares of our common stock and Series C Preferred Stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" herein. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of the Series B Preferred Stock will be entitled to convert any shares of Series B Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the applicable ownership limit contained in our charter.

Listing of Series B Preferred Stock

        The Series B Preferred Stock is listed on the NYSE under the symbol "AHP-B."

Book-Entry Procedures

        DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian on behalf of DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities which its participants ("Direct Participants") deposit with it. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC's records. You will be considered to be the "beneficial owner" of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the Series B articles supplementary designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the shares of Series B Preferred Stock will be sent to DTC. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series B Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Series B Preferred Stock will be paid directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC's Participants, if any, will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

        The description of the terms of the Series C Preferred Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter as supplemented by the articles supplementary establishing the terms of the Series C Preferred Stock (the "Series C articles supplementary"), our bylaws, and applicable provisions of Maryland law. Copies of our charter, bylaws and Series C articles supplementary are available from us upon request.

General

        Pursuant to our charter, our board of directors is currently authorized to issue up to 200,000,000 shares of our common stock, par value $0.01 par value per share, and up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus, we have 10,000,000 shares of our Series C Preferred Stock authorized for issuance and no shares outstanding. Subject to certain exceptions, our board of directors may, without the approval of holders of the Series C Preferred Stock or our common stock, classify additional series of authorized preferred stock ranking senior to, junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares.

        On February 1, 2016, the general partner, as general partner of our operating partnership, entered into the Amended Partnership Agreement. The Amended Partnership Agreement broadens in various ways the rights of the general partner. As consideration for the limited partners of our operating partnership to approve the Amended Partnership Agreement, we agreed to create and provide qualified limited partners the opportunity to purchase shares of Series C Preferred Stock of the Company (the "Series C Preferred Stock").

        Limited partners of Ashford Prime OP may purchase one share of Series C Preferred Stock for each share of our common stock that the Partnership Units (as defined in the Amended Partnership Agreement) held by such limited partners may be converted into. Limited partners of Ashford Prime OP that elect to purchase shares of Series C Preferred Stock are required to pay the applicable subscription price of $0.01 per share of Series C Preferred Stock and deliver to us an executed subscription agreement in the form provided by us. Collectively, limited partners of Ashford Prime OP hold Partnership Units representing approximately 13.3% of Ashford Prime's outstanding common stock on a fully-diluted, as-converted basis. As of the date of this prospectus, there were approximately 4.375 million Partnership Units issued and outstanding and, accordingly, current holders of the Partnership Units would have the opportunity to purchase up to approximately 4.375 million shares of Series C Preferred Stock.

Maturity

        The Series C Preferred Stock has no stated maturity. Shares of the Series C Preferred Stock shall remain outstanding indefinitely unless a unitholder of our operating partnership decides to redeem or otherwise dispose of or cease to hold its Partnership Units or our operating partnership decides to exercise its rights to repurchase or forfeit any LTIP Units (as defined in the Amended Partnership Agreement), which, in either case, would result in the automatic redemption of shares of Series C Preferred Stock held by the applicable unitholder. See "Partnership Agreement—Redemption Rights" for more detailed information.

Ranking

        The Series C Preferred Stock ranks, with respect to rights upon the liquidation, winding up or dissolution:

          (A)  senior to all classes or series of our common stock;

          (B)  junior to the Series B Preferred Stock and all other equity securities issued by the Corporation other than equity securities referred to in clause (C);

          (C)  on parity with all other equity securities issued by us whose terms provide that those equity securities rank on parity with the Series C Preferred Stock with respect to rights to the distribution of our assets upon liquidation, dissolution or winding up; and

          (D)  effectively junior to all of our existing and future indebtedness.

        The term "equity securities" does not include convertible debt securities, which will rank senior to the Series C Preferred Stock.

No Dividends

        Holders of shares of the Series C Preferred Stock are not entitled to receive any regular or special dividends or other distributions from us, nor are they entitled to participate in our earnings or assets.

Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of any class or series of our equity securities we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $0.01 per share. Until the holders of the Series C Preferred Stock have been paid the liquidation preference in full, no payment shall be made to any holder of our common stock or any other class or series of our stock we may issue that ranks junior to the Series C Preferred Stock upon the liquidation, dissolution or winding up of our company.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among the holders of Series C Preferred Stock are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our equity securities that we may issue ranking on parity with the Series C Preferred Stock upon the liquidation, dissolution or winding up of our company, then the holders of the Series C Preferred Stock and all other such classes or series of equity securities ranking, as to liquidation rights, on a parity with the Series C Preferred Stock shall share ratably in any such distribution of assets or the proceeds thereof in proportion to the full liquidating distributions or amounts to which they would otherwise be respectively entitled.

        After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of our company with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a dissolution, liquidation or winding up of the affairs of our company.

Redemption

        If any unitholder of our operating partnership decides to redeem or otherwise dispose of or cease to hold its Partnership Units or our operating partnership decides to exercise its rights to repurchase or forfeit any LTIP Units, shares of the Series C Preferred Stock are automatically redeemed as described below under "Partnership Agreement—Redemption Rights."

No Conversion Rights

        The Series C Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Voting Rights

        Holders of Series C Preferred Stock are entitled to one (1) vote for each share of Series C Preferred Stock held by such holder on each matter submitted to a vote of our stockholders upon which holders of our common stock are entitled to vote, whether at a meeting of stockholders or by written consent, and the holders of Series C Preferred Stock and the holders of common stock vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation upon which holders of common stock are entitled to vote, whether at a meeting of stockholders or by written consent.

Restrictions on Ownership and Transfer

        The 9.8% ownership limit described in "Description of Capital Stock—Restrictions on Ownership and Transfer" herein applies to ownership of shares of Series C Preferred Stock as a separate class pursuant to Article VI of our charter, as supplemented by the Series C articles supplementary, under which shares of Series C Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our board of directors may, in its sole discretion, except a person from the ownership limit. The ownership limit also applies to shares of our common stock and Series B Preferred Stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" for more detailed information.

        The Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of shares of Series C Preferred Stock held by limited partners without the consent of the general partner. See "Partnership Agreement—Transferability of Interests" for more detailed information.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty.

        Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors. Pursuant to our charter, for so long as Ashford LLC serves as our external advisor, we are required to include two persons designated by Ashford LLC as candidates for election as director at any stockholder meeting at which directors are elected.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:

  •
  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

  •
  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

MGCL Title 3, Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our board of directors has made an election that prohibits us from making any of the elections permitted by Subtitle 8 unless such election is first approved by a stockholder vote.

Amendment to Our Charter and Bylaws

        Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

  •
  pursuant to our notice of the meeting;

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

  •
  with respect to a special meeting of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders; and

  •
  with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

No Stockholder Rights Plan

        We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, deter or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deterring, or preventing a transaction or a change of control of us. See "Description of Capital Stock—Restrictions on Ownership and Transfer" and "Description of Capital Stock—Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock." Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

        If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if our stockholders approve any election under the provisions of Title 3, Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter and the Amended Partnership Agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        The Amended Partnership Agreement provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See "Partnership Agreement—Exculpation and Indemnification of the General Partner."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT

Management

        Ashford Hospitality Prime Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited Partnership Units in this partnership. As of February 2, 2016, and accounting for the impact of the Distribution, we owned, through wholly-owned subsidiaries, approximately 86.7% of the partnership interests in our operating partnership and the limited partners of Ashford Trust OP owned the remaining approximately 13.3% of the partnership interests in our operating partnership on a fully diluted basis. In the future, we may issue additional interests in our operating partnership to third parties.

        Pursuant to the Amended Partnership Agreement, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of limited Partnership Units.

        Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

        The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

        General Partner.    The Amended Partnership Agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

  •
  in connection with a merger of our operating partnership, a sale of substantially all of the assets of our operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

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  in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our operating partnership and assumes the duties of the general partner under the Amended Partnership Agreement.

        Limited Partner.    The Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Partnership Units held by limited partners without our consent, which we may give or withhold in our sole discretion. In addition, the Amended Partnership Agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the Series C Preferred Stock held by limited partners without our consent and the consent of the general partner, in each case, which consent may be withheld in our sole discretion. However, an individual partner may donate his units or shares of Series C Preferred Stock to his immediate family or a trust wholly-owned by his immediate family, without our consent. The Amended Partnership Agreement contains other restrictions on transfer if, among other things, that transfer:

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  would cause us to fail to comply with the REIT rules under the Code; or

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  would cause our operating partnership to become a publicly-traded partnership under the Code.

        Additionally, no transfer by a limited partner of its Partnership Units or shares of Series C Preferred Stock may be made to any Person if (i) after giving effect to the transfer, the aggregate number of shares of Series C Preferred Stock held by the transferee would exceed the product of (x) the aggregate number of Partnership Units then held by such transferee multiplied by (y) the Conversion Factor (as defined in the Amended Partnership Agreement) in effect on the date thereof or if (ii) after giving effect to the transfer, the aggregate number of shares of Series C Preferred Stock held by the transferor would exceed the product of (x) the aggregate number of partnership units then held by such transferor multiplied by (y) the Conversion Factor in effect on the date thereof. Any transfer of Partnership Units or shares of Series C Preferred Stock in contravention of this restriction are void and ineffectual and will not be binding upon, or recognized by, our operating partnership or us.

Capital Contributions

        The Amended Partnership Agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the Amended Partnership Agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The Amended Partnership Agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional Partnership Units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

        Under the Amended Partnership Agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance. If a limited partner redeems its Partnership Units, such limited partner must also deliver to us any shares of Series C Preferred Stock held by such redeeming partner, but only if and to the extent that, after giving effect to the exercise of the redemption right, the aggregate number of shares of Series C Preferred Stock held by such redeeming partner would exceed the product of (x) the aggregate number of Partnership Units then held by such redeeming partner multiplied by (y) the Conversion Factor in effect on the date thereof.

        In all cases, however, no limited partner may exercise the redemption right for fewer than 2,000 partnership units or, if a limited partner holds fewer than 2,000 Partnership Units, all of the Partnership Units held by such limited partner.

        Certain of our executive officers may elect to receive a special class of Partnership Units in our operating partnership referred to as LTIP Units pursuant to the 2013 Equity Incentive Plan. LTIP Units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being, at the time of the award, LTIP Units do not have full economic parity with common units but can achieve such parity over time. The LTIP Units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP Unit issuance. More specifically, LTIP Units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the Amended Partnership Agreement, for our operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP Units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP Units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP Units are not redeemable. If an LTIP unitholder redeems or otherwise forfeits its LTIP Units, other than by a conversion for common units of our operating partnership, such LTIP unitholder must promptly deliver to us any shares of Series C Preferred Stock then held by such LTIP unitholder, but only if and to the extent that, after giving effect to such redemption or forfeit of LTIP Units, the aggregate number of shares of Series C Preferred Stock held by such LTIP unitholder would exceed the product of (x) the aggregate number of Partnership Units then held by such LTIP unitholder multiplied by (y) the Conversion Factor in effect on the date thereof.

        As of April 21, 2016, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 4,063,236. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Conversion Rights

        The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. As of February 2, 2016, there were 311,502 LTIP units outstanding, approximately 301,868 of which have reached full economic parity with, and, upon vesting will be convertible into, the common units. No other limited partners have any conversion rights.

Operations

        The Amended Partnership Agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:

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  all expenses relating to our continuity of existence;

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  all expenses relating to offerings and registration of securities;

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  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

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  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

        The Amended Partnership Agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.

Amendments

        Generally, we, as sole managing member of the sole general partner of our operating partnership, may amend the Amended Partnership Agreement without the consent of any limited partner to clarify the Amended Partnership Agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the Amended Partnership Agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited Partnership Units. Other amendments require approval of the general partner and holders of 50% of the limited Partnership Units.

        In addition, the Amended Partnership Agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary's obligation as general partner of the partnership. In such case, the surviving entity will amend the Amended Partnership Agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a Partnership Unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

        The Amended Partnership Agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

        In addition, the Amended Partnership Agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, or in which any indemnitee may be subpoenaed or otherwise requested to provide documents, testimony or information, unless it is established that:

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  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the indemnitee actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        The Amended Partnership Agreement requires our operating partnership advance an indemnitee all reasonable expenses (including without limitation attorneys' fees, costs, expenses and disbursements) incurred by an indemnitee who is a party to or is otherwise involved in, or is subpoenaed or otherwise requested to provide documents, testimony or information in connection with, any civil, criminal, administrative or arbitrative action, suit, inquiry, investigation or proceeding in advance of the final disposition of such action, suit, inquiry, investigation or proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that the standard of conduct necessary for indemnification by the operating partnership under the Amended Partnership Agreement has been met, and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. Each such advancement of expenses shall be made within five (5) business days after the receipt by the operating partnership of a written request for advancement of expenses.

        No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership has a perpetual life, unless dissolved upon:

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  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

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  the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

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  the redemption of all Partnership Units (other than those held by us, if any); or

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  an election by us in our capacity as the sole owner of the general partner.

Tax Matters

        The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of the operating partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

DISTRIBUTION POLICY

        On April 8, 2016, we announced that our board of directors had adopted an amendment to our cash dividend policy increasing the expected quarterly cash dividend from $0.10 per diluted share of common stock to $0.12 per diluted share of common stock. The amended cash dividend policy is expected to become effective for the cash dividend to be paid on our common stock, if any, for the second quarter of 2016.

        We intend to make quarterly distributions to our common stockholders. To qualify as a REIT, we must distribute to our stockholders an amount at least equal to:

  (i)
  90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with GAAP); plus

  (ii)
  90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Code; less

  (iii)
  any excess non-cash income (as determined under the Code). See "Material Federal Income Tax Considerations."

        Distributions made by us are authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and are dependent upon a number of factors, including restrictions under applicable law, actual and projected financial condition, liquidity, EBITDA, FFO and results of operations, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially and adversely affect our ability to make distributions, please see "Risk Factors." We expect that, at least initially, our distributions may exceed our net income under GAAP because of non-cash expenses included in net income. To the extent that our cash available for distribution is less than 90% of our REIT taxable income, we may consider various means to cover any such shortfall, including borrowing under our secured revolving credit facility or other loans, selling certain of our assets or using a portion of the net proceeds we receive from this or future offerings of equity, equity-related or debt securities or declaring taxable stock dividends. In addition, our charter allows us to issue preferred stock that could have a preference on distributions, including our Series B Preferred Stock. The distribution preference on the Series B Preferred Stock and any additional preferred stock we may issue could limit our ability to make distributions to the holders of our common stock. We cannot assure you that our distribution policy will not change in the future.

        Distributions in excess of a stockholder's allocable share of our current and accumulated earnings and profits will not be taxable to a taxable U.S. stockholder under current U.S. federal income tax law to the extent those distributions do not exceed the stockholder's adjusted tax basis in his or her shares, but rather will reduce the adjusted basis of the shares. In that case, the gain (or loss) recognized on the sale of those shares or upon our liquidation will be increased (or decreased) accordingly. To the extent those distributions exceed a taxable U.S. stockholder's adjusted tax basis in his or her shares, they generally will be treated as a gain realized from the taxable disposition of those shares. The percentage of distributions to our stockholders that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our capital stock, see "Material Federal Income Tax Considerations."

 RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in thousands):

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	(a)	1.12	(b)	1.02	1.07
Ratio of earnings to combined fixed charges and preferred stock dividends	(a)	1.12	(b)	1.02	1.07

(a)
Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $4,428 and 6,414, respectively, for the year ended December 31, 2015.

(b)
Earnings were insufficient to cover fixed charges and fixed charges and preferred stock dividends by $15,585 for the year ended December 31, 2013.

        This information should be read in conjunction with the consolidated financial statements and the accompanying notes thereto incorporated by reference into this prospectus.

        For purposes of computing the ratio of earnings to fixed charges and the amount of coverage deficiency, earnings is computed as income (loss) from continuing operations before provisions for income taxes and redeemable noncontrolling interests plus fixed charges. Fixed charges consist of (a) interest expenses, (b) amortization of debt issuance costs and (c) the interest component of operating leases.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of our capital stock. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

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  insurance companies;

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  financial institutions or broker-dealers;

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  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders");

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  passive foreign investment companies or controlled foreign corporations;

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  persons who are not citizens or residents of the United States (except to the limited extent discussed in "—Taxation of Non-U.S. Holders of Stock");

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  investors who hold or will hold our capital stock as part of hedging or conversion transactions;

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  investors subject to federal alternative minimum tax;

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  investors that have a principal place of business or "tax home" outside the United States;

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  investors whose functional currency is not the United States dollar;

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  U.S. expatriates;

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  investors subject to special rules under Code Section 892;

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  persons who mark-to-market our capital stock;

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  subchapter S corporations;

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  regulated investment companies and REITs; and

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  persons who receive our capital stock through the exercise of employee stock options or otherwise as compensation.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our capital stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our capital stock by the partnership.

        This summary assumes that stockholders will hold our capital stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of the Securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We have elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Additionally, under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief as described below under "—Failure to Qualify," we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

        In connection with this prospectus, Andrews Kurth LLP will issue an opinion to us to the effect that, commencing with our short year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2016 and thereafter. Andrews Kurth LLP's opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the prior and future conduct of our business, and is not binding upon the IRS or any court. In addition, Andrews Kurth LLP's opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Andrews Kurth LLP will have reviewed those matters in connection with its opinion, Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Andrews Kurth LLP's opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

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  We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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  Under certain circumstances, we may be subject to the alternative minimum tax on items of tax preference.

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  We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

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  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under "—Taxation of Taxable U.S. Holders of Stock") would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

  •
  We will incur a 100% excise tax on certain transactions with a TRS that are not conducted on an arm's-length basis and we will incur such 100% excise tax if it is determined that we have been undercharged for certain services provided by a TRS.

  •
  If we fail to satisfy certain asset tests, described below under "—Asset Tests" and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

  •
  We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification

        A REIT is a corporation, trust, or association that meets the following requirements:

  1.
  it is managed by one or more trustees or directors;

  2.
  its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

  4.
  it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

  5.
  at least 100 persons are beneficial owners of its shares or ownership certificates;

  6.
  no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

  7.
  it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws;

  9.
  it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 apply to us beginning with our taxable year ended December 31, 2014.

        After the issuance of common stock pursuant to the spin-off, we had issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in "Description of Capital Stock—Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

Qualified REIT Subsidiaries

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

Other Disregarded Entities and Partners

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a "Partnership" and, together, the "Partnerships"), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

        Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an "eligible independent contractor." Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of a REIT's assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that the Ritz Carlton St. Thomas hotel is owned by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section entitled "Taxable REIT Subsidiaries."

Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income derived from the temporary investment of new capital or "qualified temporary investment income," that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

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  income and gain derived from foreclosure property, as defined below under "—Foreclosure Property."

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in "—Foreign Currency Gain." In addition, income and gain from "hedging transactions," as defined in the section below entitled "—Hedging Transactions," that we enter into will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from "hedging transactions" apply to income arising from transactions that we enter into primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf.

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  Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See "—Taxable REIT Subsidiaries."

        Pursuant to percentage leases, our TRSs lease each of our properties (other than the Ritz Carlton St. Thomas hotel, which is owned by one of our TRSs). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) "additional charges" or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

        In order for the base rent, percentage rent, and additional charges to constitute "rents from real property," the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the property owner's expectation of receiving a pre-tax profit from the lease;

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

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  the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

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  the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

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  the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

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  the service recipient is in physical possession of the property;

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  the service recipient controls the property;

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  the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

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  the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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  the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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  the total contract price substantially exceeds the rental value of the property for the contract period.

        Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

        We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

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  the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

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  our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

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  our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

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  our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

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  our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

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  our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs' use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

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  our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

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  our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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  the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

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  the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

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  each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

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  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute "rents from real property," several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as "rents from real property" if it is based on percentages of gross receipts or gross sales and the percentages:

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  are fixed at the time the percentage leases are entered into;

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  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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  conform with normal business practice.

        More generally, the percentage rent will not qualify as "rents from real property" if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to Andrews Kurth LLP in connection with its opinion) that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to Andrews Kurth LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

        Another requirement for qualification of our rent as "rents from real property" is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a "related party tenant") other than a TRS. All of our hotels are leased to TRSs. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Taxable REIT Subsidiaries."

        Our TRSs engaged Remington Lodging, Marriott, Hilton, Courtyard, Renaissance, Accor and Ritz Carlton, each of which qualifies as an "eligible independent contractor," and in the future may engage other independent third-party hotel managers that will qualify as "eligible independent contractors," to operate the related hotels on behalf of such TRS lessees.

        A third requirement for qualification of our rent as "rents from real property" is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

        A fourth requirement for qualification of our rent as "rents from real property" is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.

        If a portion of our rent from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property."

        In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under "—Failure to Satisfy Gross Income Tests" is available to us.

        In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

        Interest.    The term "interest," as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        COD Income.    From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income ("COD income") in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity's business. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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  for which such REIT makes a proper election to treat such property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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  which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

        As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee's leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

        Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from "clearly identified" hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be "clearly identified," (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

        We may enter into derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We may contribute non-qualifying derivatives into our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to federal income taxation.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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  following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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  First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

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  for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under "—Rents From Real Property";

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  stock in other REITs;

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  for taxable years beginning after December 31, 2015, debt issued by publicly traded REITs; and

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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  Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

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  Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote test or the 10% value test, respectively.

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  Fourth, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

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  Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

        For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax (currently 35%) of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

        we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "—Taxation of Taxable U.S. Holders of Stock—Distributions." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We currently do not intend to pay taxable dividends payable in cash and stock.

        For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders of Stock

        The term "U.S. holder" means a holder of our capital stock that for U.S. federal income tax purposes is a "U.S. person." A U.S. person means:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Distributions

        As long as we qualify as a REIT, (1) a taxable U.S. holder of our capital stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our capital stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of tax applicable to "qualified dividend income." Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the tax rate applicable to ordinary income. Notwithstanding the preceding, the tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate federal income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

        A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder's stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder's adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. Therefore, assuming no stock is issued which is senior to the Series B Preferred Stock, in determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to Series B Preferred Stock prior to allocating any remaining earnings and profits to distributions on stock that has a lower priority, including our common stock. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.

        U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

        We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Disposition of Capital Stock; Redemption of Series B Preferred Stock

        Subject to the discussion below regarding Code Section 302, in general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

        A redemption of our Series B Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the

Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in the Company, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Series B Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine the appropriate tax treatment. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the U.S. holder. The U.S. holder's adjusted tax basis in such redeemed Series B Preferred Stock would be transferred to the holder's remaining stockholdings in the Company. If, however, the U.S. holder has no remaining stockholdings in the Company and does not take certain actions to ensure that the redemption is not treated as a distribution that is taxable as a dividend, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of Series B Preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above.

Conversion of Series B Preferred Stock

        Conversion Solely for Common Stock.    A U.S. holder generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series B Preferred Stock, except to the extent of common stock received on account of accrued and unpaid dividends that have not previously been included in income as described below. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series B Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Series B Preferred Stock was held prior to conversion.

        Cash received in lieu of a fractional shares of common stock will generally be treated as a payment in a taxable exchange for such fractional shares of common stock, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder's adjusted tax basis allocable to the fractional shares of common stock.

        We expect to take the position that any accumulated and unpaid dividends paid upon conversion of Series B Preferred Stock will be includable in income in the manner described under "—Distributions" above. Alternatively, such payment may be treated as having been made in connection with a recapitalization of our stock, in which case a U.S. holder generally would not recognize loss, but would recognize gain (which, under certain circumstances, would be includable in income in the manner described under "—Disposition of Capital Stock; Redemption of Series B Preferred Stock" above), if any, on Series B Preferred Stock so converted, in an amount equal to the lesser of the amount of (i) the cash received or (ii) gain realized (i.e., the excess, if any, of the fair market value of the common stock received plus the cash received, over the adjusted basis in the Series B Preferred Stock converted). Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

        Conversion for Part Common Stock and Part Cash.    We may make an additional cash payment to a holder upon a conversion of the Series B Preferred Stock representing future dividends as described above under "Description of the Series B Preferred Stock—Conversion Rights—Make-Whole" or "Description of the Series B Preferred Stock—Conversion Rights—Mandatory Conversion." Accordingly, upon a conversion, a holder may receive solely common stock or a combination of cash and common stock. Any cash or common stock received on account of accrued and unpaid dividends that have not previously been included in income will be taxed as described above in "—Conversion Solely for Common Stock." However, other than with respect to such cash or common stock received on account of accrued and unpaid dividends, in the event that we deliver common stock and cash upon a conversion of the Series B Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion could be treated as a single recapitalization or as a conversion in part and a taxable redemption in part, as briefly discussed below.

        Treatment as a Recapitalization.    If we pay a combination of cash and common stock in exchange for Series B Preferred Stock upon conversion, the exchange may be treated as a recapitalization. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) such U.S. holder's adjusted tax basis in the Series B Preferred Stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which would be treated as described above in "—Conversion Solely for Common Stock"). Notwithstanding the foregoing, any common stock received on account of accrued and unpaid dividends that has not previously been included in income will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder's ratable share of our earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the holding period exceeds one year. For purposes of determining whether a U.S. holder's gain will be treated as a dividend, stock (including our common stock) owned by such U.S. holder actually and constructively through attribution rules, will be taken into account.

        The tax basis of the shares of common stock received upon a recapitalization (including any basis allocable to any fractional share a U.S. holder is treated as exchanging as described above in "—Conversion Solely for Common Stock") would equal the adjusted tax basis of the Series B Preferred Stock that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder's holding period for shares of common stock would include the period during which the U.S. holder held the Series B Preferred Stock.

        Alternative Treatment as Part Conversion and Part Redemption.    If the conversion of Series B Preferred Stock into cash and common stock were not treated as a single recapitalization, the conversion could be treated as in part a conversion into common stock and in part a separate redemption of the remaining Series B Preferred Stock surrendered in the conversion. In that event, the portion converted into common stock would be treated as described above in "—Conversion Solely for Common Stock." The portion converted into cash would be treated as described above in "—Disposition of Capital Stock; Redemption of Series B Preferred Stock."

Adjustment of Conversion Rate of Series B Preferred Stock

        Under certain circumstances, adjustments (or failure to make adjustments) to the Conversion Rate of the Series B Preferred Stock may result in constructive distributions under Section 305(c) of the Code to the U.S. holders of Series B Preferred Stock or other stockholders includable in income in the manner described under "—Distributions" above, if and to the extent that certain adjustments (or failure to make adjustments) in the Conversion Rate increase the proportionate interest of a stockholder in our earnings and profits. Thus, under certain circumstances, a U.S. holder may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Under recently issued proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the Conversion Rate are made in accordance with the terms of the Series B Preferred Stock.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis. A U.S. holder's adjusted tax basis generally will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum federal income tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay federal income tax on its net capital gain at ordinary corporate federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

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  comes within certain exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Holders of Stock."

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, certain entities that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a "pension-held REIT," a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Taxation of Our Company—Requirements for Qualification"); and

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  either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

        Although there can be no assurance that we will not become one in the future, we do not believe that our Company is currently a pension-held REIT.

Taxation of Non-U.S. Holders of Stock

        The rules governing U.S. federal income taxation of non-U.S. holders of our capital stock are complex. A "non-U.S. holder" means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.

Distributions

        The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under "Taxation of Taxable U.S. Holders of Stock," will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

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  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        If a distribution is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

        Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If our stock constitutes a United States real property interest, as defined below, unless (1) we are a "domestically-controlled qualified investment entity," as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a "qualified shareholder," including stock held indirectly through one or more partnerships (to the extent not held by an "applicable investor"), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A "qualified shareholder" is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units' value is greater than 50% of the value of all the partnership units; (ii) is a "qualified collective investment vehicle," and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an "applicable investor," generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws referred to as "FIRPTA." The term "United States real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. Our Series B Preferred Stock is currently traded on an established securities market in the United States. If our common stock or Series B Preferred Stock, as applicable, is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

Disposition of Capital Stock; Redemption of Series B Preferred Stock

        Except as discussed below, gain on a sale of our capital stock by a non-U.S. holder generally will not be subject to U.S. taxation.

        Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our capital stock if shares of such class of our capital stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our capital stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock as long as we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our common stock or Series B Preferred Stock, as applicable, will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock or Series B Preferred Stock, as applicable, if such non-U.S. holder owned, actually or constructively, 10% or less of our common stock or Series B Preferred Stock, as applicable, at all times during a specified testing period if the common stock or Series B Preferred Stock, as applicable, is "regularly traded" on an established securities market, or, if such non-U.S. holder is a "qualified shareholder" (to the extent not allocable to an applicable investor). As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution and our Series B Preferred Stock is currently regularly traded on an established securities market in the United States. If the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

        If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        A redemption of shares of Series B Preferred Stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. See "—Taxable U.S. Holders of Stock—Disposition of Capital Stock; Redemption of Series B Preferred Stock." If a redemption of shares of the Series B Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions" above. If a redemption of shares of Series B Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above. Non-U.S. holders may be able to get a refund of such withholding taxes by filing a U.S. tax return.

Conversion of Series B Preferred Stock

        As a general rule, a non-U.S. holder will not recognize any gain or loss upon the conversion of the Series B Preferred Stock, except (i) to the extent of common stock received on account of accrued and unpaid dividends that has not previously been included in income, and other amounts received that are treated as dividends as described above under "—Taxable U.S. Holders of Stock—Conversions of Series B Preferred Stock," each of which will be taxed as described above under "—Distributions," and (ii) with respect to any cash received in lieu of a fractional share and other amounts treated as being received in redemption of the Series B Preferred Stock as described above under "—Taxable U.S. Holders of Stock—Conversions of Series B Preferred Stock," each which will be taxed as described above under "—Disposition of Capital Stock; Redemption of Series B Preferred Stock."

        Any accumulated and unpaid dividends paid upon conversion of a Series B Preferred Stock will be includable in income as a distribution in the manner described above under "—Distributions." Accordingly, we will withhold on any accumulated and unpaid dividends that are paid to a non-U.S. holder in the manner described above under "—Distributions." Prospective investors should consult their tax advisors regarding the tax treatment of accumulated and unpaid dividends paid upon conversion.

Adjustment of Conversion Rate of Series B Preferred Stock

        As described above under "—Taxable U.S. Holders of Stock—Adjustment of Conversion Rate of Series B Preferred Stock," adjustments in the Conversion Rate (or failures to adjust the Conversion Rate) that increase the proportionate interest of a non-U.S. holder in our earning and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under "—Distributions." U.S. federal withholding tax due with respect to such distributions may be set off against subsequent payments on the Series B Preferred Stock.

Information Reporting Requirements and Backup Withholding

        Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder's foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder's U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is furnished to the IRS.

        Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Foreign Accounts Tax Compliance Act Withholding

        Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), as well as the entire gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Applicable Treasury regulations and IRS administrative guidance defer the FATCA withholding obligation for gross proceeds from dispositions of our capital stock until January 1, 2019. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly-traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Taxation of Our Company—Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Taxation of Our Company—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. New audit rules, currently scheduled to become effective for tax years beginning in 2018, will generally apply to the partnership. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity's taxable income. It is unclear to what extent these elections will be available to the partnership and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with the separation and distribution, appreciated property was acquired by our operating partnership or one of its subsidiaries in exchange for common units. Our operating partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. We have elected to use the "traditional method" to account for book-tax differences. Under the traditional method, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to the operating partnership;

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  increased by our allocable share of the operating partnership's income and gains and our allocable share of indebtedness of the operating partnership; and

  •
  reduced, but not below zero, by our allocable share of the operating partnership's losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

        If the allocation of our distributive share of the operating partnership's loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership's distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to our Operating Partnership.    To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Taxation of Our Company—Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Taxable REIT Subsidiaries

        We own 100% of the stock of more than one TRS, one of which has multiple subsidiaries (at least one of which is a TRS), and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of our assets may consist of the securities of TRSs.

        A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as "rents from real property" as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

  •
  such person is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS;

  •
  such person does not own, directly or indirectly, more than 35% of our stock;

  •
  no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

  •
  we do not directly or indirectly derive any income from such person.

        A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

        We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

        We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our capital stock.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

SELLING STOCKHOLDERS

        The shares of Series B Preferred Stock were issued on December 4, 2015 in exchange for an equal number of shares of Series A Preferred Stock that were originally issued by the Company on June 11, 2015, in a private placement to MLV & Co. LLC (the "Initial Purchaser") and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act, to the selling stockholders in reliance on Rule 144A under the Securities Act. The shares of Regulation D Common Stock were originally sold by the Company to the selling stockholders on June 11, 2015 in a private placement pursuant to Regulation D under the Securities Act.

        The selling stockholders may offer and sell, from time to time, shares of the Securities. The following table provides, as of the date of this prospectus, the names of the selling stockholders and the maximum number of shares of the Securities that may be resold by the selling stockholders. Because the selling stockholders may resell all, some or none of their Securities, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own the Securities upon completion of the offering to which this prospectus relates. Information in the following table with respect to beneficial ownership has been furnished by each of the selling stockholders. The following table does not take into effect any restrictions on ownership or transfer as described in "Description of Capital Stock—Restrictions on Ownership and Transfer" and "Description of the Series B Preferred Stock—Restrictions on Ownership and Transfer."

        Information about additional selling stockholders, if any, including their identities and shares of the Securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus, if and when necessary.

        The selling stockholders named below and their permitted assignees or transferees may from time to time offer the shares of the Securities offered by this prospectus:

Name	Number of Shares of Series B Preferred Stock Beneficially Owned	Percent of Class	Number of Shares of Series B Preferred Stock Offered Hereby
Forward Real Estate Long/Short Fund(1) 101 California Street, 16th Floor San Francisco, California 94111	40,000	1.38%	40,000
Forward Select Income Fund(1) 101 California Street, 16th Floor San Francisco, California 94111	2,560,000	88.56%	2,560,000

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class	Number of Shares of Common Stock Offered Hereby
Forward Real Estate Long/Short Fund(1) 101 California Street, 16th Floor San Francisco, California 94111	50,000	*	50,000
Forward Select Opportunity Fund(1) 101 California Street, 16th Floor San Francisco, California 94111	150,000	*	150,000

(1)
Barbara Tolle exercises sole voting and dispositive powers over the securities held by the selling stockholders. Forward Securities, LLC is a broker-dealer affiliate of Forward Management, LLC and acts as distributor of the Forward Funds. Salient Capital, L.P. is the broker-dealer affiliate of Salient Partners, L.P. and acts as distributor and placement agent for various affiliated fund complexes and clients. Forward Management, LLC is a wholly-owned subsidiary of Salient Partners, L.P. The selling stockholders purchased the securities in the ordinary course of business and at the time of the purchase of the securities to be resold had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

*
Less than 1%

 PLAN OF DISTRIBUTION

        This prospectus relates to:

  •
  the offer and sale from time to time of some or all of the 2,600,000 shares of Series B Preferred Stock;

  •
  the offer and sale from time to time of some or all of the 200,000 shares of Regulation D Common Stock by the selling stockholders; and

  •
  an undetermined number of shares of Conversion Common Stock.

        We are registering the shares of the Securities to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders.

        We will not receive any proceeds from the issuance of the Securities to the selling stockholders or from the sale of such shares by the selling stockholders, but we have agreed to pay the following expenses of the registration of such shares:

  •
  all fees and expenses of compliance with securities or "blue sky" laws (including registration and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities covered by this prospectus);

  •
  printing expenses;

  •
  internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties);

  •
  all fees and expenses incurred in connection with the listing of the Securities covered by this prospectus on the New York Stock Exchange;

  •
  reasonable fees and disbursements of counsel for us and customary fees and expenses for independent certified public accountants retained by us; and

  •
  reasonable fees and expenses of any special experts retained by us in connection with registration of the Securities covered by this prospectus.

        We have no obligation to pay any fees, discounts or commissions attributable to the sale of the Securities covered by this prospectus, any out-of-pocket expenses of the selling stockholders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Securities covered by this prospectus.

        The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of the Securities covered by this prospectus directly or, alternatively, through broker-dealers or agents. If the Securities are sold through broker-dealers, the selling stockholders will be responsible for discounts or commissions or agent's commissions. The Securities covered by this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

  •
  on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the issuance of a dividend or other distribution to the selling stockholder's equityholders; or

  •
  through the writing of options.

        In connection with the sales of the Securities covered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities and deliver such Securities to close out short positions, or loan or pledge such Securities to broker-dealers that in turn may sell such Securities.

        We have informed the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to their sales of the Securities in the market.

LEGAL MATTERS

        Certain legal matters, including our status as a REIT for U.S. federal income tax purposes, will be passed upon for us by Andrews Kurth LLP. The validity of the issuance of the securities offered by means of this prospectus and their status as fully paid and non-assessable will be passed upon for us by Hogan Lovells US LLP. Certain matters may be passed upon by counsel for the underwriters or selling stockholders named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Ashford Hospitality Prime, Inc. at December 31, 2015, and for the year then ended, appearing in Ashford Hospitality Prime, Inc.'s Annual Report (Form 10-K) have been audited by BDO USA, LLP, independent registered public accounting firm, and at December 31, 2014, and for each of the two years in the period ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The financial statements of Yountville Investors, LLC as of and for the years ended December 31, 2014 and 2013 filed as an exhibit to Ashford Hospitality Prime, Inc.'s Current Report on Form 8-K filed with the SEC on July 15, 2015 have been audited by Peterson Sullivan LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table shows the costs and expenses incurred by us in connection with the issuance and registration of the securities being registered. We will pay all of these amounts. All amounts except the SEC registration fee are estimated.

Type	Amount
SEC registration fee	$6,768.25
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Printing and miscellaneous expenses	7,500

Total	$94,268.25

        Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the number and nature of the offerings of securities, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Our charter and the Amended Partnership Agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16.    Exhibits

        See the Exhibit Index following the signature page.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended,

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on May 9, 2016.

ASHFORD HOSPITALITY PRIME, INC.
By:	/s/ DAVID A. BROOKS
	Name:	David A. Brooks
	Title:	Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Monty J. Bennett	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 9, 2016
* Douglas A. Kessler	President and Director	May 9, 2016
* Deric Eubanks	Chief Financial Officer (Principal Financial Officer)	May 9, 2016
* Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2016
* Stefani D. Carter	Director	May 9, 2016
* Curtis B. McWilliams	Director	May 9, 2016
* W. Michael Murphy	Director	May 9, 2016
* Matthew D. Rinaldi	Director	May 9, 2016

Name		Title	Date

* Andrew L. Strong		Director	May 9, 2016
*By:	/s/ DAVID A. BROOKS David A. Brooks Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 12, 2013)
2.2
Separation and Distribution Agreement Correction between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-11 filed on December 19, 2013)
2.3
Agreement for Purchase and Sale of Real Property Commonly Known as Bardessono Inn & Spa Yountville, California between Yountville Investors LLC, and Ashford Yountville LP, dated as of June 11, 2015, by and between the Ashford Yountville LP and Yountville Investors LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on July 15, 2015)
2.4
Stock Purchase and Sale Agreement, dated as of October 2, 2015, by and between Ashford Thomas LLC and Marriott International Hotels, Inc. (incorporated by reference to Exhibit 2.4 to the Annual Report on Form 10-K filed on March 15, 2016)
2.5
First Amendment to Stock Purchase and Sale Agreement, dated as of November 16, 2015, by and between Ashford Thomas LLC and Marriott International Hotels, Inc. (incorporated by reference to Exhibit 2.5 to the Annual Report on Form 10-K filed on March 15, 2016)
2.6
Second Amendment to Stock Purchase and Sale Agreement, dated December 15, 2015, by and between Marriott International Hotels, Inc., a Maryland Corporation, as Seller and Ashford Thomas LLC, a Delaware limited liability company, as Purchaser (incorporated by reference to Exhibit 2.6 to the Annual Report on Form 10-K filed on March 15, 2016)
3.1	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013)
3.2	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 2, 2016)
3.3	Articles Supplementary of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 18, 2015)
3.4
Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 10, 2015)
3.5	Articles Supplementary for Series C Preferred Stock of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on February 1, 2016)
3.6
Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on April 27, 2016 (incorporated by reference to Exhibit 3.7 to the Current Report on Form 8-K filed on April 29, 2016)
3.7	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013)

Exhibit Number		Exhibit Description
4.1		Specimen Common Stock Certificate of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form 10 filed on October 23, 2013)
4.2
Registration Rights Agreement, dated as of June 9, 2015, by and among the Company, Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and MLV & Co. LLC (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 12, 2015)
4.3
Termination of Registration Rights Agreement, dated December 4, 2015, by and among the Company, the Operating Partnership, the Advisor and MLV & Co. LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on December 10, 2015)
4.4
Registration Rights Agreement, dated December 4, 2015, by and among the Company, the Operating Partnership, the Advisor and certain holders of the Series B Preferred Stock (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on December 10, 2015)
4.5
Preemptive Rights Agreement, dated as of December 4, 2015, by and among the Company and the Series B Investors (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on December 10, 2015)
5.1	***	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3 filed on February 4, 2016)
8.1	*	Opinion of Andrews Kurth LLP regarding certain federal income tax considerations
12.1		Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K filed on March 15, 2016)
23.1	*	Consent of Ernst & Young LLP
23.2	***	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.3	***	Consent of Andrews Kurth LLP (included in Exhibit 8.1)
23.4	*	Consent of Peterson Sullivan LLP
23.5	*	Consent of BDO USA LLP
24.1	***	Power of Attorney (included on signature page of Registration Statement)

*
Filed herewith.

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To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

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Previously Filed